Exhibit 3.2

FORM NO. 7a	Registration No. 42085

BERMUDA

CERTIFICATE OF DEPOSIT OF
MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

Essent Group Ltd.

was delivered to the Registrar of Companies on the 9th day of February 2009 in accordance with section 45(3) of the Companies Act 1981 (“the Act”).

Given under my hand and Seal of the REGISTRAR OF COMPANIES this 18th day of February 2009 For Registrar of Companies

Capital prior to increase:	US$ 10,000.00

Amount of increase:	US$ 1,990,000.00

Present Capital:	US $ 2,000,000.00